NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: June 23, 2016

FOR IMMEDIATE RELEASE

CORNING NATURAL GAS HOLDING CORPORATION COMPLETES

RIGHTS OFFERING

CORNING, NY – Corning Natural Gas Holding Corporation announced today the completion of its subscription rights offering. As previously discussed in its Registration Statement on Form S-1 (No. 333-208943), the Company offered one non-transferable subscription right for each share of common stock owned on April 14, 2016, the record date. Each subscription right entitled the holder to purchase either: (i) one-eighth share of our 6% Series A Cumulative Preferred Stock, par value $0.01 per share, for $25.00 per share (“Series A Cumulative Stock”), or (ii) one-sixth share of our 4.8% Series B Convertible Preferred Stock, par value $0.01 per share, for $20.75 per share, which are convertible in accordance with its terms into one share of our common stock, subject to adjustment (“Series B Convertible Stock”; and, together with the Series A Cumulative Stock, the “Preferred Stock”). Of the 140,000 shares of Series A Cumulative Stock available, 105,303 shares were subscribed and of the 360,000 shares of Series B Convertible Stock available, 244,263 shares were subscribed. The Company received gross proceeds of $7,701,032 and expects net proceeds, after expenses, of approximately $7,526,032. As disclosed in the prospectus forming a portion of the Registration Statement, the Company plans to use the net proceeds as part of our obligations in connection with our agreement to acquire Pike County Light & Power Company, a Pennsylvania corporation, including among others, prepayment of outstanding Pike County Light & Power bonds; and, to the extent funds are available, for capital contributions to our existing subsidiary Corning Natural Gas Corporation (the “Gas Company”) and our Leatherstocking Gas and Leatherstocking Pipeline joint ventures (the “Leatherstocking JVs”) to fund capital expenditures, replacement of distribution mains and customer service lines, and growth in our existing service area and nearby areas, and costs of this offering.

Jerry Sleve, VP – Administration for the Company stated, “the support of our shareholders is greatly appreciated as we continue to advance the growth opportunities that are presented to us.” The proceeds of this offering, along with additional debt will fund the acquisition of Pike County Light & Power and allow management to continue the excellent service to Pike’s 6,000 customers in PA.

Corning Natural Gas Holding Corporation, incorporated in 2013, is a publicly traded company and the parent company of Corning Natural Gas Corporation. Corning Natural Gas Corporation (a New York State regulated utility company established in 1904) and Corning Natural Gas Appliance Corporation are 100% owned subsidiary companies of the Holding Corporation. Leatherstocking Gas Company and Leatherstocking Pipeline Company are also 50% owned subsidiaries of the Holding Corporation. Corning Natural Gas provides safe, reliable natural gas service to 15,000 residential, commercial and industrial customers in the Southern Tier and Central regions of New York State. Leatherstocking Gas Company provides natural gas utility service in Susquehanna and Bradford Counties in Pennsylvania. Learn more at www.corninggas.com

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company’s prospects and strategies are forward-looking statements within the meaning of § 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like “believe,” “expect,” “will,” “should,” “intend,” “plan,” or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission ( www.sec.gov ), including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

* * * * *